                                                                       EXHBIT 12


                              IRIDIUM OPERATING LLC

                   (A WHOLLY-OWNED SUBSIDIARY OF IRIDIUM LLC)
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)


                                                                                     PERIODS FOLLOWING INITIAL
                                                                                     CAPITAL CONTRIBUTION DATE


                                              YEAR ENDED     JANUARY 1, 1993     JULY 29, 1993 TO         DECEMBER 31,
                                              DECEMBER 31,   TO JULY 30, 1993      DECEMBER 31
                                                  1992                                1993             1994        1995
Fixed charges:
  Capitalized Interest...................            --               --                 --               --          --
  Portion of rent expense
    representative of interest (1).......            --               --                 54              264         342
                                               --------         --------           --------         --------     -------

            Total fixed charges..........            --               --                 54              264         342
                                               ========         ========           ========         ========     =======

Earnings:
  Loss before income taxes...............        (8,773)          (5,309)            (6,751)         (13,309)    (21,961)
  Fixed charges, less capitalized
    interest.............................            --               --                 54              264         342
                                               --------         --------           --------         ---------    -------
  Earnings adjusted for fixed
    charges..............................        (8,773)          (5,309)            (6,697)         (13,045)    (21,619)
                                                =======          =======           ========          ========    =======

Ratio of earnings to fixed
  charges................................            --               --                 --               --          --
Deficiency in earnings to cover
  fixed charges..........................         8,773            5,309              6,751           13,309      21,961



                                                         PERIODS FOLLOWING INITIAL
                                                         CAPITAL CONTRIBUTION DATE
                                                               DECEMBER 31,
                                                   1996           1997            1998
Fixed charges:
  Interest expense.......................              --             --         273,219
  Capitalized Interest...................          28,127        163,747         170,089
  Portion of rent expense
    representative of interest (1).......             398          3,858           5,421
                                                ---------        -------         -------

            Total fixed charges..........          28,525        167,605         448,729
                                                =========        =======         =======

Earnings:
  Loss before income taxes...............         (69,009)      (293,401)     (1,252,509)
  Fixed charges, less capitalized
    interest.............................             398          3,858         278,640
  Amortization of capitalized
    interest.............................              --          7,900          36,795
                                                ---------      ---------       ---------
  Earnings adjusted for fixed
    charges..............................         (68,611)      (281,643)       (937,074)
                                                =========      =========       =========

Ratio of earnings to fixed
  charges................................              --             --              --
Deficiency in earnings to cover
  fixed charges..........................          97,136        449,248       1,385,803